BRF S.A.

Publically-Held Company with Authorized Capital

CNPJ (Brazilian Registry of Legal Entities) 01.838.723/0001-27

NIRE (Registered Company Identification Number) 42.300.034.240

CVM (Brazilian Securities and Exchange Commission) Number 1629-2

Minutes of the 2nd Ordinary Meeting of the Board of Directors

Held on March 31, 2016

1.           Date, Time and Place: Held on March 31, 2016, at 14:00 at the office of BRF S.A. (“Company”) located at Rua Hungria, Nº 1.400, 5th floor, Room 5F, in São Paulo City, São Paulo state.

2.           Board: Chairman: Abilio dos Santos Diniz. Secretary: Larissa Brack.

3.           Summons and Attendance: The meeting was called and duly held within the terms of the Company´s Bylaws and with the presence of all current members of the Board of Directors: Messieurs Abilio dos Santos Diniz, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Manoel Cordeiro Silva Filho, Renato Proença Lopes, Vicente Falconi Campos, Walter Fontana Filho, Henri Philippe Reichstul and Aldemir Bendine.

4.           Agenda: The following matters were discussed: 4.1. The cancellation of the granting of stock options approved on December 17, 2015; 4.2. The approval and protocol of the 20F Form. 4.3. The construction of the ring road in the city of Vitória do Santo Antão, Pernambuco state. 4.4. The disinvestment of the quail business. 4.5. The annual approval of the accounts and election of the management of the Company´s subsidiaries. 4.6. The approval of the Company´s new Policies on Related-Party Transactions and Disclosure of Material Acts or Facts and Trading of Securities. 4.7. The election of the new member to the Company´s Finance, Governance and Sustainability Committee and the ratification of the membership of the Advisory Committees to the Board of Directors. 4.8. The approval to contract an independent Audit Company to examine the interim, individual and consolidated financial statements of the Company and its subsidiary Quickfood S.A. for the first quarter of 2016. 4.9. The incorporation of a company in Malaysia. 4.10. The ratification of actions carried out by the Company´s Executive Management.

5.           Decisions: The Board of Directors members made the following decisions, taken unanimously and without any reservations:

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BRF S.A.

Publically-Held Company with Authorized Capital

CNPJ (Brazilian Registry of Legal Entities) 01.838.723/0001-27

NIRE (Registered Company Identification Number) 42.300.034.240

CVM (Brazilian Securities and Exchange Commission) Number 1629-2

Minutes of the 2nd Ordinary Meeting of the Board of Directors

Held on March 31, 2016

5.1.      Considering that: (i) the Company has not formalized the granting of options approved on December 17, 2015, to the present date through the signing of specific contracts; and (ii) the recent change in the organizational structure of the Company management, approved the cancellation of the granting of 8,724,733 options to purchase shares issued by the Company, approved at the Board of Directors’ meeting held on December 17, 2015.

5.2.      In line with the recommendation of the Statutory Audit Committee, approved the 20F Form of the Company for the financial year ended in 2015, as well as the respective protocol to the Securities and Exchange Commission (SEC).

5.3.      Approved, within the scope of the Protocol of Intentions to be signed with the state government of Pernambuco, under the terms and conditions of the material that will be filed in the Company´s head office, the contracting by the Company  of the services needed to build the ring road on the BR 232 highway, in the amount of R$ 13,156,300.99, to facilitate access to the Company´s plant located in Vitória do Santo Antão, in Pernambuco state, as well as providing greater safety for drivers and residents of this region.

5.4.      Within the terms of Article 19, item 13, of the Company´s current Bylaws, approved the discontinuation of the business of raising quails for cuts by the Company, through the sale of the business in the total amount of R$ 5,000,000.00, according to the best offer received. The assets included the incubation, hatchery and slaughtering facilities, as well as the genetic line and sales portfolio with no guarantee provided in terms of the revenues or performance of the business.

5.5.      Within the terms of Article 18, item 17, of the Company´s current Bylaws, approval was given: (i) to the management accounts and the financial statements for the financial year ended in 2015 of its subsidiaries PSA Laboratório Veterinário Ltda., Sino dos Alpes Alimentos Ltda., VIP S.A. - Empreendimentos  Participações Imobiliárias, UP! Alimentos Ltda. and Avipal Centro Oeste S.A.; and (ii) the alteration/reelection of the management of these companies, within the terms of the material presented to the Board that was filed in the Company´s head office.

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BRF S.A.

Publically-Held Company with Authorized Capital

CNPJ (Brazilian Registry of Legal Entities) 01.838.723/0001-27

NIRE (Registered Company Identification Number) 42.300.034.240

CVM (Brazilian Securities and Exchange Commission) Number 1629-2

Minutes of the 2nd Ordinary Meeting of the Board of Directors

Held on March 31, 2016

5.6.      Approval was given to the reform: (i) of the Company´s Related-Party Transactions Policy; and (ii) Disclosure of Material Acts or Facts and Trading of Securities Policy, in line with the material presented to the Board which was filed in the Company´s head office. It was decided that the Disclosure of Material Acts or Facts and Trading of Securities Policy should come into force on the present date and be disclosed in line with the prevailing legislation. The new Company´s Related-Party Transactions Policy is conditional on the approval of the proposal to reform the Company´s Bylaws to be discussed at the General Meeting to be held on April 7, 2016. Should this referred proposal be approved, the Company´s new Related-Party Transactions Policy will be announced, in line with the prevailing legislation.

5.7.      Within the terms of Article 18, item 20, of the Company´s current Bylaws, approved the election of Mr. Aldemir Bendine as a member of the Finance, Governance and Sustainability Committee. With the election hereby approved, the members of the Board ratified the present composition of the Advisory Committees to the Board of Directors, as follows: (i) Finance, Governance and Sustainability Committee: Manoel Cordeiro Silva Filho (Coordinator), Aldemir Bendine, Henri Philippe Reichstul and Renato Proença Lopes; (ii) Strategy, M&A and Markets Committee: José Carlos Reis de Magalhães Neto (Coordinator), Luiz Fernando Furlan, Renato Proença Lopes, Vicente Falconi Campos and Walter Fontana Filho; (iii) People, Organization and Culture Committee: Vicente Falconi Campos (Coordinator), Henri Philippe Reichstul, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan and Manoel Cordeiro Silva Filho; and (iv) Statutory Audit Committee: Sérgio Ricardo Silva Rosa (Coordinator), Fernando Dall’ Acqua and Walter Fontana Filho.

5.8.      Approved the contracting of the independent auditing company Ernst & Young to examine the interim, individual and consolidated accounting information of the Company and its subsidiary Quickfood S.A. for the first quarter of 2016.

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BRF S.A.

Publically-Held Company with Authorized Capital

CNPJ (Brazilian Registry of Legal Entities) 01.838.723/0001-27

NIRE (Registered Company Identification Number) 42.300.034.240

CVM (Brazilian Securities and Exchange Commission) Number 1629-2

Minutes of the 2nd Ordinary Meeting of the Board of Directors

Held on March 31, 2016

5.9.      In line with the recommendation of the Strategy, M&A and Markets Committee, and as stated in Article 18, item 10, of the Company´s Bylaws, approved the incorporation of a company in Malaysia, directly through the Company or its subsidiaries, which may include giving power of attorney to local lawyers, hiring professionals to operate in this office, rent physical space, acquire furniture and fittings, and practice all and any acts needed for the good operation of this office.

5.10.   The members of the Board questioned the Chief Executive Officer about the communication related to the bonus of 2015 and, the Chief Executive Officer clarified that, as previously discussed, there was no payment of bonus to the employees of the Company regarding the 2015 financial year, as the Company did not achieved its EBITDA goal (R$ 5.750 billion). The goal was established by the management at the meeting held on December 18, 2014, as stated in item 6.6 of the minutes of the referred meeting, and was disclosed to the Company’s employees. Nevertheless, in line with the decision taken by this Board at a meeting held on December 17, 2015, within the terms of the report by the coordinator of the Company´s People, Organization and Culture Committee, the members of the Board of Directors took note of the payments made by the Executive Management to certain of the Company´s employees, manifesting its approval and ratifying the referred payment, within the terms of the material presented and which will be filed at the Company’s headquarters. Furthermore, it was clarified, responding to the question above mentioned, that these payments were made in an extraordinary and discretionary way, in a single and exceptional installment, which is not subject to the normal practice and is not part of the working contract of these employees for any effect.

The Company´s Directors are hereby authorized to carry out all and any acts and sign all and any documents needed to implement the decisions now approved, including representing the Company in exercising the voting right in the decisions of the statutory bodies of its subsidiaries, as appropriate.

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BRF S.A.

Publically-Held Company with Authorized Capital

CNPJ (Brazilian Registry of Legal Entities) 01.838.723/0001-27

NIRE (Registered Company Identification Number) 42.300.034.240

CVM (Brazilian Securities and Exchange Commission) Number 1629-2

Minutes of the 2nd Ordinary Meeting of the Board of Directors

Held on March 31, 2016

6.           Documents Filed with the Company: The documents related to the items on the agenda which affect the decisions taken by the members of the Board of Directors and/or the information provided during this meeting will be filed in the Company´s headquarters.

7.           Approval and Signature of the Minutes: There being no further matters to be discussed, the Chairman declared the meeting suspended, while the present minutes were drawn up in summary form, and then read, approved and signed by everyone present. Signatures: Board: Mr. Abilio dos Santos Diniz – Chairman; Mrs. Larissa Brack Trisotto – Secretary. Members: Messieurs Abilio dos Santos Diniz, Aldemir Bendine, Henri Philippe Reichstul, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Manoel Cordeiro Silva Filho, Renato Proença Lopes, Vicente Falconi Campos and Walter Fontana Filho.

I hereby certify that the present minutes are an accurate copy of the original which is filed in Book No. 5, pages 42 to 46, of the minutes of the Ordinary and Extraordinary Meetings of the Company´s Board of Directors.

____________________________________

Larissa Brack

Secretary

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